EXHIBIT 3.1


                            ARTICLES OF INCORPORATION
                                       OF
                              L R ASSOCIATES, INC.


         THE UNDERSIGNED SUBSCRIBER(S) to these Articles of Incorporation hereby associate themselves together to form a corporation under the Laws of the State of Florida.

                                  ARTICLE ONE:

     The name of the corporation is: L R ASSOCIATES, INC.

                                  ARTICLE TWO:

     The corporation shall exist perpetually commencing upon the date of execution and acknowledgment of these Articles.

                                 ARTICLE THREE:

     The corporation is organized for the purpose of managing real estate.

     Further, the corporation may engage in any business or purpose lawful under the laws of the State of Florida.

                                  ARTICLE FOUR:

     The corporation is authorized to issue 100 shares of five ($5.00) dollar par value shares which shall be designated as common shares.

                                  ARTICLE FIVE:

     The street address of the initial registered office of the corporation is 3033 Grand Avenue, Suite 4, (P.O. Box 33022), Miami, FL 33133.

     The name of the  corporation's  registered agent at that address is Michael
J. Samuels.

                                  ARTICLE SIX:

     This corporation shall have one director(s) initially. The number of directors may be either increased or decreased from time to time by amendment to the By-Laws but shall never be



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less than the  number  shown in this  Article.  The names and  addresses  of the initial directors of this corporation are:

NAME                                                 ADDRESS
----                                                 -------
MICHAEL J. SAMUELS                                   3033 Grand Avenue, Suite 4
                                                     P.O. Box 330022
                                                     Miami, FL 33133

                                 ARTICLE SEVEN:

     The name and address of the persons signing these articles as incorporators [illegible].

NAME                                                 ADDRESS
----                                                 -------
MICHAEL J. SAMUELS                                   3033 Grand Avenue, Suite 4
                                                     P.O. Box 330022
                                                     Miami, FL 33133


                                 ARTICLE EIGHT:

     The power to adopt, [illegible], amend or [illegible] the By-Laws shall be vested in the Board of Directors and the Shareholders.

                                  ARTICLE NINE:

     The corporation shall indemnify [illegible] officer or director or any former officer or director to the full extent permitted by law.

                                  ARTICLE TEN:

     This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or amendments hereto, and any [illegible] this reservation.

                                 ARTICLE ELEVEN:

     At each election for directors every shareholder entitled to vote shall have the right to cumulate his votes by giving one candidate as many votes as the number of directors to be



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selected at that time  multiplied by the number of the shares or by distributing such votes on the same principal among any number of such candidates.

                                 ARTICLE TWELVE:

     The members of the Board of Directors may participate in meetings of the Board of Directors by means of conference telephone as provided by law.

     IN WITNESS WHEREOF the undersigned subscriber has executed these Articles of Incorporation this 4th day of January, 1985.

                                       /s/ Michael J. Samuels
                                       ----------------------------------------
                                       SUBSCRIBER - MICHAEL J. SAMUELS



STATE OF FLORIDA               )
COUNTY OF DADE                 ) ss

     BEFORE ME, a Notary Public authorized to take acknowledgments in the State and County set forth above, personally appeared Michael J. Samuels, known to me and known by me to be the person who executed the foregoing Articles of Incorporation, and he acknowledged before me that he executed those Articles of Incorporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the State and County aforesaid, this 4th day of January, 1985.

                                       /s/ illegible
                                       ----------------------------------------
                                       NOTARY PUBLIC
                                       State of Florida at Large

My Commission Expires: